Exhibit 10.9

FIRST AMENDMENT TO THE

SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS AGREEMENT

This First Amendment to the Supplemental Executive Retirement Benefits Agreement is adopted this 14th day of July, 2015, by and between Liberty National Bank, a national banking association (the "Bank") and Ronald Zimmerly, an individual resident of the State of Ohio (the "Executive").

WHEREAS, the Bank and the Executive have previously entered into the Supplemental Executive Retirement Benefits Agreement dated December 15, 2011 and effective January 1, 2012, (the ''Agreement"), an unfunded arrangement maintained to encourage the Executive to remain an employee of the Employer;

WHEREAS, the Agreement is designed to provide supplemental retirement benefits to the Executive upon his retirement, death, or disability, payable out of the Employer's general assets; and

WHEREAS, the Employer and the Executive have agreed to amend the Agreement relative to the amount of the benefits provided under the Agreement as of October 1, 2015 (the "Effective Date");

NOW, THEREFORE, for good and valuable consideration, the adequacy of which is acknowledged by the parties hereto, the Agreement is hereby amended with the following changes:

Freeze in Accrued Benefits. Effective as of the date indicated above, the Limited Early Retirement Benefit for the calendar year 201 S is hereby frozen and established as the frozen Limited Benefit and the Normal Retirement Benefit, as shown on Exhibit D attached hereto.

Exhibit A and Exhibit C. Effective as of the date indicated above, Exhibit A and Exhibit C, as provided in the Agreement, are hereby deleted in their entirety and Exhibit D, attached hereto, is hereby established as the amended schedule of benefits under the Agreement.

All other provisions of the Agreement remain unchanged.

IN WITNESS WHEREOF, the Executive and a duly authorized officer of the Employer have signed this Agreement as of the date first written above.

Year of Termination of Employment	Limited Benefit	Normal Retirement Benefit	Projected Present Value of Death Benefit Based on Accrual Balance	Projected Present Value of Change in Control Benefit Based on Accrual Balance
January 1, 2015 to December 31, 2015	$13,853	$13,853	$46,770	$46,770
January 1, 2016 to December 31, 2016	$13,853	$13,853	$50,519	$50,519
January 1, 2017 to December 31, 2017	$13,853	$13,853	$54,549	$54,549
January 1, 2018 to December 31, 2018	$13,853	$13,853	$58,881	$58,881
January 1, 2019 to December 31, 2019	$13,853	$13,853	$63,536	$63,536
January 1, 2020 to December 31, 2020	$13,853	$13,853	$68,538	$68,538
January 1, 2021 to December 31, 2021	$13,853	$13,853	$73,911	$73,911
January 1, 2022 to December 31, 2022	$13,853	$13,853	$79,683	$79,683
January 1, 2023 to December 31, 2023	$13,853	$13,853	$85,881	$85,881
January 1, 2024 to December 31, 2024	$13,853	$13,853	$92,536	$92,536
January 1, 2025 to December 31, 2025	$13,853	$13,853	$99,680	$99,680
January 1, 2026 to December 31, 2026	$13,853	$13,853	$107,349	$107,349
January 1, 2027 to December 31, 2027	$13,853	$13,853	$115,579	$115,579
January 1, 2028 to December 31, 2028	$13,853	$13,853	$124,410	$124,410
January 1, 2029	$13,853	$13,853	$133,885	$133,885

Note: The actual Death Benefit and actual Change in Control Benefit under this Amendment will be calculated based on the Accrual Balance on the Bank's general ledger as of the month-end preceding the date of the Executive's death or the date of Separation from Service date following the Change in Control, as applicable.